UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street

Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2016, Idera Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the election of Maxine Gowen, Ph.D. to the Board of Directors of the Company (the “Board”).

Election of a Director

Effective as of January 4, 2016 the Board elected Maxine Gowen, Ph.D. to the Board as a Class II director.  Dr. Gowen’s term as a Class II director will expire at the Company’s 2018 Annual Meeting of Stockholders.

In accordance with the Company’s director compensation program, Dr. Gowen will receive an annual cash retainer of $35,000 for service on the Board, which is payable quarterly in arrears. The Company’s director compensation program includes a stock-for-fees policy, under which Dr. Gowen has the right to elect, on a quarterly basis, to receive Common Stock of the Company in lieu of the cash fees. Dr. Gowen has not elected to receive the Company’s Common Stock for fees at this time.

In addition, Dr. Gowen was granted an option to purchase 70,000 shares of the Company’s Common Stock, which is granted to directors upon their initial election to the Board under the Company’s director compensation program. All options granted to non-employee directors, including the grant to Dr. Gowen, have a vesting schedule whereby 33% of the underlying shares vest on the first anniversary of the date of grant and the balance of the underlying shares vest in eight equal quarterly installments following the first anniversary of the grant.  This option, which was granted on January 4, 2016 with an exercise price per share equal to $3.00, automatically becomes exercisable in full upon the occurrence of a change in control of the Company.

Dr. Gowen will be subject to the Company’s director retirement policy, which provides for acceleration of vesting of options and an extension of the exercise period upon the retirement of a non-employee director, as more fully described in the Company’s Proxy Statement filed on April 29, 2015 with the Securities and Exchange Commission.

Dr. Gowen has also been elected to the Compensation Committees of the Board for which she will receive and additional annual cash retainer of $7,000 payable quarterly in arrears. There was no arrangement or understanding between Dr. Gowen and any other persons pursuant to which Dr. Gowen was elected as a director and there are no related party transactions between Dr. Gowen and the Company.

The Company’s press release dated January 6, 2016 announcing the election of Dr. Gowen to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: January 6, 2016	By:	/s/ Mark J. Casey
Mark J. Casey
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Idera Pharmaceuticals, Inc. on January 6, 2016